Vystar Corporation 8-K

Exhibit 99.1

Vystar Splits CEO/Board Chairman Roles, Elects Tom Mills Chairman

Atlanta, GA – Nov. 4, 2015 - Vystar Corporation’s (OTC Pink: VYST) Board of Directors voted to expand the executive management team by splitting the roles of Chairman of the Board of Directors and CEO, both previously held by William Doyle, upon his recommendation. The Board elected Thomas L. Mills, a member of the Vystar Board of Directors, as the new Chairman of the Board. Doyle will continue to serve as CEO and President of Vystar.

“As we position Vystar for this next stage of growth, it is important to have the bandwidth of separate Chairman and CEO roles,” stated Doyle. “Tom’s strong leadership has helped to build Winston & Strawn’s healthcare practice and has cemented his position as a well-respected leader in the healthcare arena. Tom has been a very active member of our Board of Directors and is ideally suited to oversee Vystar’s legal and financial areas as Chairman. This move frees me to concentrate more on my fortes of strategic planning, operations, supply chain and marketing. Our roles and personalities complement each other to make a solid leadership team that can propel Vystar forward as we increase our investor base, enlarge and strengthen our supply chain, and market our product lines that includes the new low- and no-ammonia and nitrosamine formulations of ultra-low protein Vytex® latex introduced this summer, plus the rapid expansion of the natural rubber latex (Vytex NRL) foam lines.”

“This is the right time to focus Vystar’s executive management team on continuing Vystar’s momentum from our recent entry into the NRL foam mattresses, toppers and pillows market space and the new opportunities in healthcare and other industries with our new formulations,” stated Mills. “Vystar’s product lines are game changers for the industry and are attracting overwhelming interest from many manufacturers globally. I’m looking forward to sharing our successes and opportunities with the investment community to build a stronger, broader financial base that will help accelerate our ongoing R&D and growth.”

Mills is a partner in the Washington, D.C. office of international law firm Winston & Strawn who concentrates his practice on the legislative and regulatory aspects of healthcare.   He is the Chairman of the firm’s healthcare practice. In his 30 plus years of law practice, Mills has represented the interests of a range of healthcare providers and companies providing services to healthcare organizations. In addition, Mills has led numerous federal and state legislative initiatives in which he has successfully obtained enactment of legislation or has defeated legislative proposals relating to healthcare issues.

Mills also served for seven years as Chairman of the Audit and Compliance Committee of United Surgical Partners International, Inc. He received a B.S. from the U.S. Coast Guard Academy in 1970 and a J.D., with honors, in 1975 from the George Washington University National Law Center, where he was a member of the Law Review.

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About Vystar Corporation

Based in Atlanta, GA, Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. Vystar's Kiron Sleep Lab LLC acquisition provides an entry into the health and wellness market. For more information, visit www.vytex.com.

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward- Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

●	Vystar - Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com
●	Vystar Corp. -Investors: William Doyle, President (866) 674-5238, x1